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              AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                         OF
                                 CHEC FUNDING, LLC.



     This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CHEC Funding, LLC (the "Company"), dated as of March 10, 2000 (the "Effective Date"), is entered into by Centex Credit Corporation, a Nevada corporation d/b/a Centex Home Equity Corporation ("CHEC") as the sole economic member of the Company and Lord Securities Corporation, as the special member of the Company. Capitalized terms used and not otherwise defined herein have the meanings set forth in SCHEDULE A hereto, or, if not defined in SCHEDULE A, such terms have the meanings set forth in the Basic Documents (as defined in SCHEDULE A hereto).

RECITALS

1. The Company was formed as a Delaware limited liability company on December 7th, 1999 (the "Formation Date") by filing the Certificate of Formation with the Delaware Secretary of State. CHEC was admitted to the Company as the initial member January 6, 2000 pursuant to that certain Limited Liability Company Agreement of the Company, dated as of January 6, 2000 (the "Limited Liability Company Agreement").

2. CHEC and Lord Securities Corporation, as the Special Member, amended and restated the Limited Liability Company Agreement in its entirety by entering into an Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 25, 2000 (the "Original Amended and Restated Limited Liability Company Agreement").

3. CHEC and Lord Securities Corporation, as the Special Member, desire to continue the Company as a limited liability company under the Act and to amend and restate the Original Amended and Restated Limited Liability Company Agreement of the Company in its entirety.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CHEC and Lord Securities Corporation, as the Special Member, hereby agree as follows:

Section 1.     FORMATION; AMENDMENT AND RESTATEMENT; NAME.

     (a) The Company was formed as a Delaware limited liability company as of the Formation Date by filing the Certificate of Formation.

     (b) This Agreement supersedes and amends and restates the Original Amended and Restated Limited Liability Company Agreement in its entirety. The Original Amended and Restated Limited Liability Company Agreement shall have no further force or effect.

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     (c)  The name of the limited liability company heretofore formed and continued hereby is CHEC Funding, LLC and the business of the Company shall be conducted solely under such name or any other name, to the extent permitted by law.

Section 2.     PRINCIPAL BUSINESS OFFICE.

     The principal business office of the Company shall be located at 2728 N. Harwood, Dallas, Texas 75201 or such other location as may hereafter be determined by the Member.

Section 3.     REGISTERED OFFICE.

     The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Section 4.     REGISTERED AGENT.

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Services Company, 1013 Centre Road, Wilmington, Delaware 19805.

Section 5.     MEMBER.

(a)  The mailing address of the member is set forth on SCHEDULE B hereto.

(b)  Subject to Section 9(b), the Member may act by written consent.

(c) The Member shall be the only member of the Company that has a limited liability company interest in the Company which represents an interest in the profits, losses, and capital of the Company and the right to receive distributions of Company assets. The Member owns a 100% interest in the profits, losses and capital of the Company. Except for the rights specifically granted herein to the Special Member, the Member shall be the only member of the Company with any voting rights. The Special Member shall have no interest in the profits, losses and capital of the Company and shall have no right to receive any distributions of Company assets. The Special Member shall be admitted as a member of the Company within the meaning of the Act upon execution and delivery of this Agreement or a counterpart signature page to this Agreement. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contribution to the Company and shall not receive a limited liability company interest in the Company. Upon the occurrence of an event that causes the Member to cease to be a member of the Company, the Special Member shall, to the fullest extent permitted by law, continue the business of the Company without dissolution. Notwithstanding the last sentence of Section 18-402 of the Act and except as expressly provided in this Agreement, the Special Member may not bind the Company.

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Section 6.     CERTIFICATES.

     Kathleen B. McCamey is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of Texas and in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. PURPOSES. The purpose to be conducted or promoted by the Company is to engage solely in the following activities:

(a)  to acquire, own, hold, sell, transfer, pledge or otherwise dispose of:

(i) interests in (A) loan agreements, promissory notes or evidences of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust, pledge agreements or other security devices creating first, second and/or more subordinate liens on one-to-four-family residential properties, detached or semi-detached one-to-four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units (the "Single Family Properties") or mixed use properties which consist of structures of not more than three stories which include one-to-four-family residential dwelling units and space used for retail, professional or other commercial uses (together with the Single Family Properties, the "Properties"), (B) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by first, second and/or subordinate liens on Single Family Properties, (C) home improvement sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on Single Family Properties or by purchase money security interests in the home improvements financed thereby, and (D) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts") and together with the Home Equity Loans, Home Improvement Contracts and the Mortgage Loans, the "Loans") secured by first, second, and/or more subordinate liens or by mortgages on real estate on which the manufactured homes are located; such Loans may include cooperative apartment loans secured by shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperative buildings;

(ii) mortgage-backed securities insured and/or guaranteed as to timely payment, of interest and/or principal by the Government National Mortgage Association, Federal

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      National Mortgage Association or Federal Home Loan Mortgage Corporation,
      and privately issued mortgage-backed securities; and

(iii) mortgage pass-through certificates and other collateralized mortgage obligations issued by a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged in the business of establishing trusts and acquiring and selling residential loans to such trusts and selling beneficial interests in such trusts.

(b) To act as settler or depositor of one or more trusts (each a "Trust") formed under a trust agreement, pooling and servicing agreement or other agreement (the "Trust Agreements") to be entered into by, among others, the Company, the trustee named therein (the "Trustee") and any entity acting as servicer of the receivables, to issue one or more series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Loans and/or to issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Debt Obligations ("Securities"), including arrangements for support for any series of Securities by various forms or credit enhancement.

(c) To hold, pledge, finance, transfer or otherwise deal with Securities, including Securities representing a senior interest in Loans ("Senior Interests"), representing a subordinated interest in Loans ("Subordinated Interests") or a residual interest in Loans ("Residual Interests").

(d) To loan or invest or otherwise apply proceeds from Loans, funds received in respect of Securities, Senior Interests, Subordinated Interests or Residual Interests and any other income, as determined by the Member, in its sole discretion. The sale and repurchase of Acquired Assets in accordance with the terms thereof.

(e) To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (d) above.

(f) To engage in any activity and to exercise any powers permitted to limited liabilities companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Company shall not engage in any business or activity other than in connection with or relating to the activities described above.

(g) The Company, by or through the Member, or any officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or

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financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or officer to enter into other agreements on behalf of the Company.

Section 8.     RESERVED.

Section 9.     MANAGEMENT.

(a) Subject to Section 9(b), the management of the Company is fully vested in the Member, and except as otherwise provided in this Agreement, such Member shall have full power and authority to manage the business and affairs of the Company in accordance with Section 7.

(b)   LIMITATIONS ON THE COMPANY'S ACTIVITIES.

      (i) This section 9(b) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity."

      (ii)      RESERVED.

      (iii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Manager" or Sections 7, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29, or 31 or
          SCHEDULE A of this Agreement without the written consent of the Independent Manager. Subject to this Section 9(b), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

      (iv)      RESERVED.

      (v) The Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Member shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Member also shall cause the Company to:

                (A) maintain its own books and records and bank accounts
                    separate from those of any other Person or its Member;

                (B) at all times hold itself out to the public and all
                    other Persons as a legal entity separate from the Member and any other Person;

                (C) file its own tax returns, if any, as may be required
                    under applicable law, to the extent (1) NOT part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax

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                    purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                (D) not commingle its assets with assets of any other
                    Person;

                (E) conduct its business in its own name and strictly
                    comply with all organizational formalities to maintain its separate existence;

                (F) maintain separate financial statements;

                (G) pay its liabilities only out of its funds;

                (H) transact all business with its Affiliates and the
                    Member on an arm's length basis and pursuant to written, enforceable agreements;

                (I) pay the salaries of its own employees, if any;

                (J) not hold out its credit or assets as being available to satisfy the obligations of others;

                (K) allocate fairly and reasonably any overhead for shared office space;

                (L) use separate stationary, invoices and checks;

                (M) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

                (N) correct any known misunderstanding regarding its
                    separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Company;

                (O) maintain adequate capital in light of its contemplated business purpose, transaction and liabilities;

                (P) cause the managers, officers, agents and other
                    representatives of the Company, if any, to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and

                (Q) not acquire or assume any obligation or liability of
                    any of its members.

      Failure by the Company or the Member or the Independent Manager, on behalf of the Company, to comply with any of the foregoing (A) through (Q) or any other covenant set forth in

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this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Member or the Independent Manager.

          (vi)  RESERVED.

          (vii) So long as any Obligations are outstanding or any amounts are owed by the Company under any Basic Document, the Member shall not cause or permit the Company to:

                (A) except as contemplated by the Basic Documents,
                    guarantee any obligation of any Person, including any Affiliate;

                (B) engage, directly or indirectly, in any business other
                    than the actions required or permitted to be performed under Section 7;

                (C) except as contemplated by the Basic Documents or as
                    permitted under Section 7, incur, create, assume or guarantee any indebtedness;

                (D) except as contemplated by the Basic Documents or as
                    permitted under Section 7, make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;

                (E) form, acquire or hold any subsidiary (whether
                    corporate, partnership, limited liability company or other); and

                (F) sell, pledge, transfer, assign or otherwise convey the interest of the Member of the Company.

         (viii) NEGATIVE COVENANTS. Without the consent of the Independent Manager, neither the Company, the Member, nor any other Person on behalf of the Company shall have the authority to:

                (A) do any act in contravention of this Agreement;

                (B) do any act which would make it impossible to carry on
                    the ordinary business of the Company, except as otherwise provided in this Agreement;

                (C) confess a judgment against the Company;

                (D) possess Company Property, or assign rights in specific
                    Company Property, for other than Company purpose;

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                (E) knowingly perform any act that would subject (1) the
                    Member to liabilities of the Company in any jurisdiction or (2) the Company to taxation as a corporation under relevant provisions of the Code;

                (F) except as otherwise provided for herein or as
                    contemplated by the Basic Documents, sell, pledge, transfer, assign or otherwise convey the Company Property;

                (G) take any Material Action, notwithstanding any other
                    provision of this Agreement and any provision of law that otherwise so empowers the Company or the Member;

                (H) amend, alter, change or repeal its Certificate of
                    Formation or any provision therein; and

                (I) to the fullest extent permitted by law, engage in any
                    dissolution, liquidation, consolidation, merger, asset sale, transfer of ownership interests or sale or disposal of all or substantially all of the Company's assets, other than (i) in the ordinary course of business; and (ii) as permitted or contemplated pursuant to any provision of the Basic Documents.

Section 10.     INDEPENDENT MANAGER.

      As long as any Obligation is outstanding, the Member shall cause the Company at all times to have a least one (1) Independent Manager who will be appointed by the Member. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(b). Except as provided in the preceding sentence, in exercising its rights and performing its duties under this Agreement, the Independent Manager shall have fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to this Agreement. In the event of death, incapacity or other termination of the Independent Manager, the Company shall appoint a successor Independent
Manager within ten (10) days. At such time as all Obligations of the Company have been paid in full, any provision of Section 9(b) or otherwise herein requiring the consent of the Independent Manager shall no longer be effective.

Section 11.     OFFICERS.

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      The Member may, from time to time as it deems advisable, appoint
Officers of the Company and assign in writing titles (including, without limitation, president, vice president, secretary, and treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 11 may be revoked at any time by the Member. The Officers listed on SCHEDULE C hereto are hereby appointed the Officers of the Company by the Member. The Member may revise SCHEDULE C in its sole discretion at any time.

Section 12.     LIMITED LIABILITY.

      Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member, the Special Member nor the Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Independent Manager of the Company.

Section 13.     CAPITAL CONTRIBUTIONS.

      The Member shall contribute to the Company property of an agreed value as listed on SCHEDULE B hereto. In accordance with SECTION 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.     ADDITIONAL CONTRIBUTIONS.

      The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise SCHEDULE B of this Agreement. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.     ALLOCATION OF PROFITS AND LOSSES.

      The Company's profits and losses shall be allocated to the Member. The Special Member shall not be allocated any profits or losses.

Section 16.     DISTRIBUTIONS.

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      Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

Section 17.     BOOKS AND RECORDS.

      The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Member. The Company shall not have the right to keep confidential from the Member any information that any manager of the Company would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member. The books and records and bank accounts of the Company may be kept inside or outside of the State of Texas, at such place or places as may be designated from time to time by the Member, subject to any statutory limitations set forth in the Act.

Section 18.     REPORTS.

(a) Within sixty (60) days after the end of each fiscal quarter, the Company shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

          (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

          (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Company shall use diligent efforts to cause to be prepared and mailed to the Member, within on hundred twenty (120) days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

          (i)   a statement of financial condition of the Company;

          (ii)  an income statement of the Company for such fiscal year; and

          (iii) a statement of the Member's capital account.

The Company shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

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Section 19.     OTHER BUSINESS.

      The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. Notwithstanding the foregoing, the Member shall account to the Company, and hold in trust for it, any property, profit or benefit received by the Member in the conduct or winding up of the Company's business or from use or appropriation by the Member of any Company Property, including, without limitation, any information developed exclusively for the Company and opportunities offered exclusively to the Company.

Section 20.     EXCULPATION AND INDEMNIFICATION.

(a) Neither CHEC, the Member, the Special Member, the Independent Manager, any Officer, nor any employee or agent of the Company and no employee, representative, agent or Affiliate of CHEC, the Member or Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered person's gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of the Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and PROVIDED FURTHER, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim,

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      demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined that the Covered person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of the Company or this Agreement.

Section 21.     PROHIBITION OF THE SALE; TRANSFER OR MORTGAGE OF MEMBER
                INTERESTS.

(a) Except as provided in Section 9(b)(vii)(F), no Member or beneficial owner of any Member Interest shall sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (collectively called a "Transfer"), its Member Interest or any beneficial interest therein and any attempt to do so will be void.

(b) In the event that a Member shall at any time transfer or attempt to transfer any of its Member Interest and any rights hereby granted, the Special Member or the Independent Manager shall, in addition to all rights and remedies at law and inequity, be entitled, to the fullest extent permitted by law, to a decree or order restraining and enjoining such Transfer and the offending Member shall, to the fullest extent permitted by law, not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer set forth in this Agreement.

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(c)   The Special Member shall not have any right to assign or transfer its limited liability company interest, if any, or rights as Special Member. Such limited liability company interest, if any, and rights of the Special Member shall belong solely to and be exercised solely by the Person who is the Independent Manager from time to time.

Section 22.     RESIGNATION.

      So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.     ADMISSION OF ADDITIONAL MEMBERS.

      One or more additional members of the Company may be admitted to the Company with the written consent of the Member; PROVIDED, HOWEVER, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company.

Section 24.     DISSOLUTION.

(a) Subject to Section 9(b), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the entry of a decree of judicial dissolution under Section 18-802 of the Act, (ii) the written consent of the Member, or (iii) at any time there are no members of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.     WAIVER OF PARTITION; NATURE OF INTEREST.

      Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.     BENEFITS OF AGREEMENT; NO THIRD-PARTY RIGHTS.

      None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 27.     SEVERABILITY OF PROVISIONS.

      Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.     ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.     BINDING AGREEMENT.

      Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager and the Special Member in accordance with its terms. In addition, the Independent Manager shall be an intended beneficiary of this Agreement.

Section 30.     GOVERNING LAW.

      This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.     AMENDMENTS.

      Subject to Section 9(b), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32.     COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.     NOTICES.

      Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on SCHEDULE B hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.     EFFECTIVENESS.

      This Agreement shall be effective as of the date first set forth above.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 10th day of March, 2000.



                              CENTEX CREDIT CORPORATION d/b/a
                              CENTEX HOME EQUITY CORPORATION,
                              as SOLE MEMBER



                              By: /s/ Jeffrey B. Upperman
                                 ---------------------------
                              Name: Jeffrey B. Upperman
                              Title: Vice President

Agreed to and consented to by:

SPECIAL MEMBER AND
INDEPENDENT MANAGER:



By: /s/ Dwight Jenkins
   ------------------------
Name: Dwight Jenkins

                                     SCHEDULE A

                                    Definitions

A.    DEFINITIONS

      When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

      "ACQUIRED ASSETS" shall have the meaning set forth in Section 7(b).

      "ACT" means the Delaware Limited Liability Company Act (6 DEL. C.
Section 18-101 ET SEQ.), as amended from time to time.

      "AFFILIATE" means, with respect any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

      "AGREEMENT" shall have the meaning set forth in the preamble.

      "BANKRUPTCY" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature,
(vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in
Section 18-101(1) and 18-304 of the Act.

      "BASIC DOCUMENTS" means the Pooling and Servicing Agreement, dated as of March 1, 2000 (the "Pooling and Servicing Agreement"), among CHEC Funding, LLC, as depositor (the "Depositor"), Centex Credit Corporation d/b/a Centex Home Equity Corporation ("CHEC"), as a seller and servicer (in its capacity as a seller, the "Seller" and in its capacity as servicer, the "Servicer"), CHEC Conduit Funding, LLC ("CHEC Conduit LLC") as a seller (together with CHEC, the "Sellers") and Bank One, National Association, as trustee (the "Trustee"); the Underwriting Agreement (the "Underwriting Agreement") dated March 1, 2000, by and between the Depositor and Salomon Smith Barney Inc, Lehman Brothers Inc. and Prudential Securities

Incorporated (the "Underwriters"); the Insurance and Indemnity Agreement dated as of March 15, 2000 (the "Insurance Agreement"), among the Financial Security Assurance Inc. (the "Certificate Insurer"), the Depositor and CHEC; and the Indemnification Agreement dated as of March 15, 2000 (the "Indemnification Agreement"), among the Certificate Insurer, CHEC and the Underwriters and all documents and certificates thereby or delivered in connection therewith.

      "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 7th, 1999, as amended or amended and restated from time to time.

      "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto.

      "COMPANY" shall have the meaning set forth in the preamble.

      "COMPANY PROPERTY" means all real, personal and mixed properties, cash, assets, interests and rights of any type owned by the Company, including all assets acquired with Company funds or in exchange for Company Property.

      "CONTROL" (including the terms "CONTROLLING" and "CONTROLLED") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

      "COVERED PERSONS" has the meaning set forth in Section 20(a).

      "CHEC" shall have the meaning set forth in the preamble.

      "EFFECTIVE DATE" shall have the meaning set forth in the preamble.

      "FORMATION DATE" shall have the meaning set forth in the recitals.

      "INDEPENDENT MANAGER" means a natural person who is an individual with at least three (3) years' prior experience in transactions involving the securitization of financial assets, and prior experience as an independent manager or independent director for an entity (other than the Company) whose charter documents require the consent of all independent managers or directors, as applicable, before such entity could file a bankruptcy proceeding or consent to the institution of bankruptcy proceedings against it and (i) s not a stockholder (whether direct, indirect or beneficial) of CHEC or any of its Affiliates (PROVIDED that indirect stock ownership of CHEC or any of its Affiliates by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an "Independent Manager" unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool); (ii) is not a customer, creditor, supplier, service provider or other person who derives more than 10% of its purchases or revenues from its activities with CHEC or any of its Affiliates; (iii) is not (and has not been during the five (5) years preceding this Agreement) an officer or employee of CHEC or any of its Affiliates, (iv) is not (and has not been during the five (5) years preceding this Agreement) a director, partner, associate, attorney or counsel of CHEC or any of its Affiliates, other than the Company and other than as independent manager or independent director of another "special purpose entity" Affiliate of CHEC (CHEC and its Affiliates, other than the Company, being hereafter referred to as the "PARENT GROUP"); (v) is not a person or other entity controlling or under common control with a person referred to in clauses (i), (ii), (iii) and (iv); (vi) is not a member of the immediate family of any person referred to in clause (i), (ii), (iii) and (iv); and (vii) is not a trustee, conservator or receiver for any member of the Parent Group.

      "LIMITED LIABILITY COMPANY AGREEMENT" shall have the meaning set forth in the recitals.

      "MATERIAL ACTION" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (other than in the ordinary course of business or as contemplated by the Basic Documents), or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or for a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

      "MEMBER" means CHEC, and includes any Person (other than the Special Member) admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

      "MEMBER INTEREST" means with respect to any Member, (a) that Member's status as a Member of the Company; (b) that Member's right to receive distributions from the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a member of the Company, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company; and (d) all obligations, duties and liabilities imposed on that Member (under that Act, this Agreement or otherwise) in its capacity as a member of the Company, including any obligations, if any, to make capital contributions.

      "MORTGAGE COLLATERAL" shall have the meaning set forth in Section 7(a).

      "OBLIGATIONS" shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

      "OFFICER" means an officer of the Company described in Section 11.

      "PARENT GROUP" shall have the meaning set forth in the definition of "Independent Manager."

      "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

      "SPECIAL MEMBER" shall mean the Independent Manager in its capacity as both a "member" and a "manager" of the Company within the meaning of the Act.

      "TRANSFER" shall have the meaning set forth in Section 21(a).

A.    RULES OF CONSTRUCTION.

      Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                     SCHEDULE B

                                       MEMBER



                                                 Agreed Value of                  Membership
  Name                Mailing Address          Capital Contribution                Interest
  ----                ---------------          --------------------                --------
Centex  Credit        2828 N. Harwood               $1,000,000                        100%
Corporation, d/b/a    Dallas, Texas 75201
Centex Home Equity
Corporation

                                     SCHEDULE C

                                      OFFICERS


      Name                            Office
      ----                            ------
      Anthony H. Barone               President

      Lawrence Angelilli              Vice President

      Jeff Upperman                   Vice President

      William Cukr                    Vice President

      Raymond G. Smerge               Secretary

      Vicki A. Roberts                Treasurer

      Richard C. Harvey               Assistant Vice President

      Janet L. Erickson               Assistant Vice President

      Anne Duffield                   Vice President & General Counsel

      James H. Graass                 Assistant Secretary

      Kathy McCamey                   Assistant Secretary